FORM 8-A/A

                         AMENDMENT NO. 1

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                     INTERGRAPH CORPORATION
      ------------------------------------------------------
      (Exact Name of Registrant as Specified in Its Charter)

          Delaware                         63-0573222
---------------------------   ------------------------------------
(State of incorporation or    (I.R.S. Employer Identification No.)
  organization)

    Intergraph Corporation
      Huntsville, Alabama                    35894-0001
----------------------------------------     ----------
(Address of Principal Executive Offices)     (Zip Code)

If this form relates to the      If this form relates to the
registration of a class of       registration of a class of
securities pursuant to Section   securities pursuant to
12(b) of the Exchange Act and    Section 12(g) of the Exchange
is effective pursuant to         Act and is effective
General Instruction A.(c),       pursuant to General
please check the following       Instruction A.(d), please
box. ( )                         check the following box. ( )

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

                                 Name of Each Exchange on
   Title of Each Class to be       Which Each Class is
      Registered                   to be Registered
    ------------------------     -------------------------

Securities to be registered pursuant to Section 12 (g)of the Act:

               Rights to Purchase Common Stock
               -------------------------------
                      (Title of class)

The undersigned registrant hereby amends the following items and exhibits or other portions of its Registration Statement on Form
8-A filed September 9, 1993 as follows:

Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

Item 1 is hereby amended by adding the following paragraph:

      Effective March 16, 1999, Intergraph Corporation (the "Company") amended ("Amendment No.1 to Rights Agreement") the Rights Agreement dated as of August 25, 1993, between the Company and Harris Trust and Savings Bank, as Rights Agent. Amendment No. 1 to Rights Agreement deletes the term Independent Director and removes all references to Independent Director decision making with regard to redemption of the Rights and amendment of the Rights Agreement, such decision making now being vested in the Board of Directors.

Item 2.  Exhibits
         --------

   1.    Rights  Agreement, dated  August  25,  1993, between
         Intergraph Corporation and Harris Trust and Savings Bank, as Rights Agent, (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated August 25, 1993).

   2.    Amendment  No. 1 to Rights Agreement,  dated March 16,
         1999 between Intergraph Corporation and Harris Trust and
         Savings Bank, as Rights Agent.

                            SIGNATURE

      Pursuant to the requirement of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              INTERGRAPH CORPORATION

                              By: /s/  John W. Wilhoite
                                 --------------------------------
                                   Name:  John W. Wilhoite
                                   Title: Executive Vice President
                                           and Chief Financial Officer


Dated: March 16, 1999


                          EXHIBIT INDEX
                          -------------

          1. Rights Agreement, dated August 25, 1993, between Intergraph Corporation and Harris Trust and Savings Bank, as Rights Agent, (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated August 25, 1993).

          2.   Amendment No. 1 to Rights Agreement, dated March
               16, 1999 between Intergraph Corporation and Harris
               Trust and Savings Bank, as Rights Agent.